THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT HERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (ii) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAW ARE AVAILABLE.

SECURED PROMISSORY NOTE

$700,751.00	February 28, 2007

1. FOR VALUE RECEIVED and intending to be legally bound hereby, the undersigned, Plant Health Care, Inc., a Pennsylvania corporation (the “Maker”), having its principal office at 440 William Pitt Way, Pittsburgh, PA 15238, hereby promises to pay to the order of Eden Bioscience Corporation, a Washington corporation, or its successors or assigns (“Payee”), in immediately available funds at its principal office located at 11816 North Creek Parkway N., Bothell, WA 98011, or at such other location as the Payee may from time to time designate, the principal sum of Seven Hundred Thousand Seven Hundred and Fifty One Dollars ($700,751.00) plus simple interest at the rate of 5% per annum based on a 365-day year, on the dates and in the manner set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement between Maker and Payee dated as of the date hereof (the “Purchase Agreement”).

2. The balance of principal and interest shall be due and payable on the last Business Day of December 2007 (the “Maturity Date”). The amount due at the Maturity Date may be prepaid (without reduction of interest payable through the Maturity Date), and shall be prepaid in accordance with Section 7 hereof.

3. In accord with Section 9.4 of the Purchase Agreement, Plant Health Care plc, the ultimate parent company of Maker, shall fully and unconditionally guaranty the obligations of Maker under this Note.

4. Pursuant to Section 11.7 of the Purchase Agreement, Maker shall have the right to setoff the amount of any claim Maker has against the Payee or any Affiliate of Payee pursuant to the Purchase Agreement against any amount Maker owes Payee under this Note (inclusive of principal and interest accruing thereon), all on the terms and conditions set forth in Section 11 of the Purchase Agreement.

5. The occurrence of any one or more of the following events shall constitute an Event of Default under this Note: (i) the failure to pay principal of or interest on this Note as and when due; (ii) a proceeding being filed or commenced against the Maker for dissolution or liquidation, or the Maker voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (iii) the insolvency of, the appointment of a custodian, trustee, liquidator or receiver for any of the property of, an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor’s relief law, or for any readjustment of indebtedness, composition or extension by or against, the Maker, and any such proceeding shall remain undismissed or unstayed and in effect for a period of 30 consecutive days or more; or (iv) the breach in any material respect of any of the representations, warranties, covenants or agreements set forth in the Purchase Agreement or this Note on the part of the Maker, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Payee to the Maker.

6. The Maker agrees that if an Event of Default occurs under this Note, then the unpaid principal balance of and interest on this Note shall immediately become due and payable, without notice or demand. From and after occurrence and during the continuance of an Event of Default, the principal balance of this Note shall bear interest at the rate of twelve percent (12%) per annum, compounded monthly. If an Event of

Default occurs, the Maker agrees to pay to the Payee all expenses incurred by the Payee, including reasonable attorneys’ fees, in enforcing and collecting this Note.

7. The obligations of the Maker under this Note are secured by Maker’s right, title and interest in certain of the Acquired Assets under the Purchase Agreement, as set forth in the Security Agreement between Maker and Holder of even date herewith. The Security Agreement provides for a security interest in the Equipment, among other items of collateral. Payee consents to the sale of any such Equipment in a bona fide third party sale to a party or parties unaffiliated with Maker, provided that in connection with any such sale of Equipment, Maker shall pay to Holder within five (5) Business Days after the closing of the sale of any such Equipment, an amount of cash equal to 75% of the value of the consideration received or to be received by Maker in connection with such sale. Any amounts received by Maker from the buyer of such Equipment shall be held by Maker in trust for the benefit of Payee until such amount is paid in full.

8. Failure of the Payee hereof to assert any right contained herein will not be deemed to be a waiver thereof.

9. This Note is negotiable and may be assigned or otherwise transferred by Payee in accordance with applicable securities laws. Upon any such transfer, Payee shall notify Maker forthwith of such transfer. Until Maker receives written notification of such transfer, Maker shall be entitled to pay Payee and shall be entitled to credit for any such payments to Payee. This Note may not under any circumstances be assigned or otherwise transferred by Maker without the prior written consent of Payee.

10. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

11. The Maker hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note. The Maker further agrees to indemnify and hold harmless the Payee from and against any and all damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which the Payee may incur by reason of the Maker’s failure promptly to pay when due the indebtedness evidenced by this Note.

12. The Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving any effect to principles of conflicts of law, and shall be binding upon the successors and permitted assigns of the Maker and shall inure to the benefit of the successors and permitted assigns of the Payee.

13. Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW (IF AND TO THE EXTENT APPLICABLE).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed and delivered on the day and year first above written.

PLANT HEALTH CARE, INC., a
Pennsylvania corporation

By: /s/ Walter V. Bratkowski

Name: Walter V. Bratkowski
Title: CFO and Treasurer